Exhibit 4.15

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SUPPLY AGREEMENT

REFERENCE ***

between

***

and

SUMMIT AVIATION SUPPLY

for

***’S AIRCRAFT PROGRAMS

RELATING TO

“***”

FOR THE ALL *** PROGRAMS

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SUPPLY AGREEMENT REFERENCE ***

This Supply Agreement, effective as of ***, ***, ***, is made and entered into by and between ***, a corporation existing under the laws of the ***, having its principal place of business at *** (“***”), and Summit Aviation Supply, a company existing under the laws of New Jersey, United States of America having its principal place of business at 1008 Teaneck Road, Teaneck, N.J. U.S, is in regard to the supply of certain aeronautical products for ***’s aircraft programs.

RECITALS

WHEREAS, *** is an aircraft manufacturer, and is in the business of designing, manufacturing and selling aircraft and aircraft parts;

WHEREAS, *** issued a request for proposal inviting bidders to submit proposals for the supply of certain electrical hardware to support *** aircraft programs (“Programs”);

WHEREAS, Supplier sent *** a proposal indicating Supplier’s desire to participate in such Programs;

WHEREAS, Supplier shall provide certain electrical hardware, as more specifically described herein, to *** and to third parties expressly indicated by *** (***);

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for good and valuable consideration which is acknowledged by each Party hereto, the Parties hereto agree as follows:

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TABLE OF CONTENTS

PART 1 – DEFINITIONS AND EXHIBITS
1.1	Definitions
1.2	Exhibits

PART 2 – OBJECT OF AGREEMENT
2.1	Subject of Agreement
2.2	Relationship with ***
2.3	Absorption of Non-Recurring Costs

PART 3 – PRICES AND PAYMENT
3.1	General Terms
3.2	Adjustment
3.3	Delayed Products
3.4	Price Guarantee
3.5	Payment

PART 4 – PURCHASE ORDERS, DELIVERY AND ACCEPTANCE
4.1	Purchase Orders
4.2	Delivery
4.3	Acceptance and Rejection
4.4	Return

PART 5 – TECHNICAL REQUIREMENTS
5.1	Technical Specifications
5.2	Interchangeability
5.3	Changes
5.4	Obsolescence

PART 6 – QUALITY ASSURANCE
6.1	Quality Requirements
6.2	Source Inspection

PART 7 – FURTHER OPERATIONAL PROCEDURES
7.1	Overall Performance Indicators
7.2	Subcontracting
7.3	Program Surveillance
7.4	Procurement Offset Credits
7.5	Supplier's Warranties
7.6	Safety Inventory

PART 8 – SUSPENSION, TERMINATION, EVENTS OF DEFAULT, AND REMEDIES
8.1	Suspension
8.2	Termination
8.3	Events of Default
8.4	Remedies
8.5	Right to Set Off
8.6	Additional Damages

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PART 9 – MISCELLANEOUS
9.1	Excusable Delay
9.2	Supplier Representations
9.3	Proprietary Information
9.4	***'s Right in Supplier's Patents, Copyrights and Trade Secrets
9.5	Intellectual Property
9.6	Insurance
9.7	Indemnification
9.8	Publicity
9.9	Customer Contact
9.10	Taxes and Duties
9.11	Survival
9.12	Amendment
9.13	Assignment
9.14	Compliance With Laws
9.15	Headings
9.16	Severability
9.17	Export Control
9.18	Nonwaiver
9.19	Applicable Law
9.20	Dispute Resolution
9.21	Remedies not Exclusive
9.22	Independent Contractors
9.23	Changes to Supplier Ownership or Affiliation
9.24	Notices, Requests and Language
9.25	Term of Agreement
9.26	Entire Agreement

Exhibits

Exhibit A	List of Products & Price Breakdown and Lead-Time
Exhibit B	***'s Shipping Policy
Exhibit C	***'s Quality Requirements for Suppliers
Exhibit D	Product Export Control Chassification Sheet
Exhibit E	SMI - Supplier's Management Inventory
Exhibit F	***
Exhibit G	Purchasing Conditions Available for ***

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PART 1 – DEFINITIONS AND EXHIBITS

1.1	Definitions

For purposes of this Agreement, the following terms shall be defined as set forth below. As required by the context, defined terms expressed in the singular form shall be deemed to refer to the plural form and vice versa. The words “Clause”, “Paragraph”, “Article”, “Section”, “Exhibit” and like references are references to this Agreement, unless otherwise specified. Any references herein to this Agreement or to any other agreement, exhibit, instrument or document will include any and all amendments, modifications, supplements or substitutions that may be made from time to time to this Agreement or to any such agreement, exhibit, instrument or document, all as permitted by this Agreement, unless otherwise specified.

1.1.1	“Agreement”, “hereof”, “hereto”, “herein” and similar terms shall mean and/or refer to this Supply Agreement and its respective Exhibits and other documents attached to this Supply Agreement, as well as all amendments, modifications and supplements hereto;

1.1.2	“Aircraft” shall mean the aircraft which are or will be designed and manufactured by ***.

1.1.3	“Airworthiness Authorities” shall mean the ***, EASA (European Aviation Safety Agency), FAA (United States Federal Aviation Administration) or such other airworthiness authority by which the Products may be certified, pursuant to the Technical Specification;

1.1.4	“AOG” shall mean “Aircraft on Ground”, and that such Aircraft is unable to continue or be returned to service until appropriate action is taken;

1.1.5	“Agreement”, “hereof”, “hereto”, “herein” and similar terms shall mean and/or refer to this Supply Agreement and its respective Exhibits and other documents attached to this Supply Agreement, as well as all amendments, modifications and supplements hereto;

1.1.6	“Aircraft” shall mean any and all aircraft designed and manufactured, or to be designed and manufactured, by *** ;

1.1.7	“Change(s)” shall mean any modification on the Aircraft or in any Product to comply with requirements as set forth in this Agreement;

1.1.8	“Correction” shall mean either (i) the repair, correction or modification required to make any Products comply with the requirements of this Agreement or (ii) the replacement of any goods or services to be provided by Supplier in connection with this Agreement, Products which do not comply with the requirements of this Agreement by Products which do so comply;

1.1.9	“Critical Order” shall mean a Purchase Order placed on an urgent basis to prevent the occurrence of an AOG;

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1.1.10	“Customer” shall mean any owner, lessee or operator of an Aircraft, or an appointee of such owner, lessee or operator;

1.1.11	*** ;

1.1.12	“***’s Logistics Provider” shall mean the logistics service provider contracted by *** for the transport of all Products;

1.1.13	“Exhibit” shall mean those documents, individually or jointly, as listed in Section 1.2 hereof;

1.1.14	“Obsolescence” shall mean the discontinuation of the requirement for any Product and/or Items as a result of an engineering or manufacturing change which has rendered such Product no longer usable in the production of the Aircraft;

1.1.15	“Parties” shall mean *** and Supplier, taken collectively;

1.1.16	“Party” shall mean each of *** and Supplier, individually;

1.1.17	“Price” shall mean the total amount paid by *** to Supplier in accordance with Section 3.1of this Agreement;

1.1.18	“Product” shall mean all goods, including pieces, parts and components (if applicable) thereof for the Aircraft to be provided by Supplier under this Agreement, as further described in Exhibit A attached hereto as may be amended from time to time and shall include those goods provided by the Supplier under this Agreement which are intended for ***’s use, Customer’s use, or for sale as spare parts or production replacements;

1.1.19	“Program” shall mean all activities related to the design, development, certification, manufacturing, sales and after-sales support of an Aircraft including, but not limited to Customer Support;

1.1.20	“Proprietary Information” shall mean all information or data, whether or not marked or otherwise specified as proprietary or confidential, related to the Program which concerns a Party’s technology, trade secrets, know-how, existing or future products or financial or corporate information. This information may include, but is not limited to, information relating to: inventions, computer software programming and technology, research, development of new products, engineering, manufacturing processes, purchasing data, make-or-buy plans, business plans, accounting, marketing, sales or pricing data. Such information or data may be contained in materials such as drawings, designs, engineering releases, tools, master tools, models, samples, databases, datasets, specifications, algorithms, manuals, reports, compilations, research, patent applications, computer programs, machine-readable data (such as electronic files) and marketing and financial information and plans, and any information derived or compiled in whole or in part therefrom. Such information and data includes but is not limited to information received by a Party which the Party is obligated, contractually or otherwise, to hold in confidence;

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1.1.21	“Purchase Order” shall mean any purchase order issued by *** to Supplier, for supply of Products in accordance with this Agreement;

1.1.22	“Repair” shall mean the process of repairing any defective or non-conforming Product, which defect or non-conformity is solely attributable to ***;

1.1.23	“Shipset” shall mean the necessary quantity of a group of Products to be utilized on the production/assembly of one Aircraft.

1.1.24	“Stop Work Notice” shall mean the notice *** is entitled to give to Supplier pursuant to Section 8.1 herein;

1.1.25	“Subcontractor” shall mean any manufacturer and/or supplier, excluding Supplier, which manufactures and/or supplies any portion or part of the Products, pursuant to the instructions and/or contract of Supplier;

1.1.26	“Supplier” shall mean SUMMIT AVIATION SUPPLY

1.1.27	“Technical Change(s)” shall mean any modification in any Product to comply with requirements of any Airworthiness Authorities, Customer and/or any modification inserted in the Product;

1.1.28	“Technical Specification” shall mean the Product technical requirements necessary for Supplier to design and/or manufacture the Product.

1.2	Exhibits

Exhibit A	List of Products & Price Breakdown and Lead-Time
Exhibit B	***’s Shipping Policy
Exhibit C	***’s Quality Requirements for Suppliers
Exhibit D	Product Export Control Chassification Sheet
Exhibit E	SMI – Supplier’s Management Inventory
Exhibit F	***
Exhibit G	Purchasing Conditions Available for ***

In the event any conflict exists between the terms and conditions set forth in the Exhibits hereto and those terms and conditions set forth in this Agreement, the terms and conditions of this Agreement shall prevail. A conflict shall not be deemed to exist when this Agreement and an Exhibit hereto address different or specific situations or activities.

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PART 2 – OBJECT OF AGREEMENT

2.1	Subject of Agreement

According to the terms and conditions of this Agreement, Supplier agrees to manufacture, test, supply, ship and provide logistic support to the Products for use or installation into an Aircraft or an Aircraft part.

*** does not guarantee to Supplier: (i) any minimum amounts of Products to be purchased by ***; (ii) any minimum amount of Products to be purchased by *** in any Purchase Order; (iii) any minimum amount of money to be paid by *** pursuant to this Agreement; (iv) any constant or fixed number of Purchase Orders to be placed by *** with Supplier in any given period of time; and/or (v) the use of Products in any of its Customer programs. No financial obligation of *** to pay any amount of money to Supplier will arise before the delivery of conforming Products following the issuance of a valid Purchase Order, according to the terms and conditions of this Agreement, and the placement of Purchase Orders by *** will be within ***’s sole discretion. The parties agree that ***, at any time during the life of this Agreement and in its sole discretion, may purchase similar or comparable products and/or services from other suppliers.

Supplier agrees to supply Products to any ***’s subsidiary, branch or affiliate company, with no restrictions, under the same terms and conditions set forth hereunder through solely the placement of the Purchase Order as provided in Section 4.1 herein below.

2.2	Relationship with ***

Supplier agrees to supply the Products to *** in Exhibit F, under the terms and conditions of this Agreement, except payment terms, to be *** to *** as specifically set forth in Exhibit G, which shall be disclosed to *** by the Parties. All agreements or purchase orders between Supplier and *** shall be considered as a separate business relationship, held exclusively by and between Supplier and ***.

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2.2.1	Following execution of this Agreement, *** shall request *** to sign *** for *** to Supplier, pursuant to *** agree to purchase Products for use in *** Programs pursuant to the terms set forth in Exhibit G.

2.2.2	Under no circumstances shall *** be construed as a guarantor or co-responsible for any *** obligations. Supplier expressly agrees that if *** in any way defaults under the respective purchase orders and/or separate agreements with Supplier, such default shall not be construed as an a default of *** and shall not excuse Supplier from complying with its obligations under this Agreement.

2.2.3	Products shall only be provided to *** under specific purchase orders, to be placed by *** which shall indicate that the Products are only for use with ***’s Programs.

2.2.4	If Supplier reasonably believes that *** is purchasing Products for use outside of an *** Program, Supplier shall immediately notify *** to undertake investigations to resolve the situation as required.

2.2.4	*** shall be responsible to coordinate and manage the agreed annual quantities distribution among *** and *** in accordance with Section 2.2.

2.2.5	Supplier shall immediately notify *** (i) of any disputes between Supplier and ***, (ii) of any claim that Supplier may have against *** that could impact the supply of Products from Supplier to ***, (iii) within reasonable time before taking any action to terminate its agreement with ***, and (iv) to the extent *** fails to perform as required by this Agreement, *** shall cooperate with Supplier in Supplier’s efforts to resolve the situation.

2.3	Absorption of Non-Recurring Costs

Supplier shall absorb and be solely liable and responsible for any and all of its non-recurring costs and expenses incurred in the performance of this Agreement.

PART 3 – PRICES AND PAYMENT

3.1	General Terms

All prices and payments referred to in this Agreement are set forth in United States Dollars (USD). No adjustments to any prices set forth herein shall be made due to changes or fluctuation in currency exchange rates.

The Price of the Products is set forth in the Exhibit A to this Agreement.

All Prices set forth in this Agreement include all taxes, imposts, fees, duties and levies, tariffs and export duties and charges of any kind, incurred or imposed by the nations, state or political subdivisions thereof in which Supplier’s Products are manufactured and/or in accordance with this Agreement and with the Purchase Orders.

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***

The payment of the Prices mentioned in this Agreement constitutes the sole and total amounts to be paid by *** to Supplier for the Products and all and for any other deliverable rendered by Supplier under this Agreement.

3.2	Adjustment

***

3.3	Delayed Products

In the event the delivery of Product is delayed, Supplier shall not escalate the Price of such delayed Product, pursuant to this Agreement, past the originally scheduled delivery date of such delayed Product.

3.4	Price Guarantee

***

3.5	Payment

Supplier shall issue and forward to *** invoices for each Product delivered to *** in accordance with the Purchase Orders issued by *** and with that set forth in this Agreement.

Subject to Section 6.3, the payment regarding all Product(s) delivered in accordance with ***’s Shipping Policy (Exhibit B) shall be made by *** within *** (***) calendar days after the delivery of the conforming Product(s) to ***’s Logistics Provider, together with the pertinent invoices issued by Supplier, provided that such delivered Product otherwise conforms to the terms of this Agreement including, but not limited to, Section 6 (“Quality Requirements”) and Exhibit C.

PART 4 – PURCHASE ORDERS, DELIVERY AND ACCEPTANCE

4.1	Purchase Orders

4.1.1	General

*** will place Purchase Orders with Supplier, confirming the purchase and setting forth the quantity, delivery dates and other specific conditions for each purchase, taking into account the standard lead-time for Products set forth below, as the case may be. Every Purchase Order shall be governed by and be deemed to include the provisions set forth in this Agreement and may, at *** discretion, contain the reference number of this Agreement.

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Purchase Orders issued by *** within the Purchase Orders Standard Lead Time, pursuant to Section 4.1.2, or with a greater number of days than those specified in such Standard Lead Time shall be fully binding on Supplier. Supplier shall, notwithstanding expressly acknowledge and accept each Purchase Order, within *** (***) working days after receipt of same from ***, provided that such Purchase Order complies with all ***’s requirements of issuance set forth in this Agreement.

For Purchase Orders (i) issued with a smaller number of days than those specified in the Purchase Order Standard Lead Time or (ii) that contain special terms establishing different conditions than those of this Agreement applicable exclusively to such Purchase Order, Supplier shall notify *** in writing, within *** (***) working days of the issuance of each Purchase Order, of its acceptance of said Purchase Order. If an acknowledgement notice is not received within said *** (***) working day period, the Purchase Order will be considered accepted and effective. Supplier will not unreasonably withhold acceptance of a Purchase Order, or unreasonably reject a Purchase Order placed by ***. If Supplier rejects the Purchase Order, Supplier will specify the reasons for such rejection, as well as any changes or additions that would make such Purchase Order acceptable.

***

In case of conflict between the general terms and conditions of a Purchase Order and this Agreement, this Agreement shall prevail.

Supplier may not, without the previous and express written consent of ***, change the terms of a Purchase Order, whether by addition, modification or deletion, nor shall its invoices, notes or correspondence modify or alter the term of any Purchase Order.

Supplier shall notify *** of any discrepancy between the Purchase Order’s terms (Prices, part numbers and other data, for instance) and the terms of this Agreement, requesting further clarification, prior to any shipment to ***, to prevent possibility of rejections, wrong shipments, or customs seizures.

Supplier shall accept Purchase Orders for fractional quantities of Products. The Parties agree that in this case Supplier will be entitled to round up such quantities up to a maximum of *** of the ordered quantity and invoice such additional quantities accordingly.

Unless otherwise expressly agreed in writing between *** and Supplier, the terms and conditions of this Agreement shall apply to all Purchase Orders for any Product or Customer Support to be provided under this Agreement.

4.1.2	Purchase Orders Standard Lead Time

The minimum standard lead time for the Product is established in Exhibit A attached.herein (***) *** after ***.

4.1.3	Rescheduling

***

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4.1.4	Cancellation

***

4.2	Delivery

4.2.1	General

Supplier shall deliver the Products on the dates set forth in the Purchase Orders, ***, in the *** condition, according to ICC’s INCOTERMS 2000, ***. Supplier will comply with the provisions of ***’s Shipping Policy set forth in Exhibit B.

Supplier shall deliver any Product required to be delivered pursuant to this Agreement and necessary for updates, retrofits, AOG, Critical Order, and support of the flight test campaign in the same condition set forth in the preceding paragraph.

4.2.2	Procedures

(i) Title and Risk of Loss

Subject to Section 4.3 herein, title to and risk of any loss of, or damage to, all Products shall pass from Supplier to ***. Notwithstanding the delivery conditions established herein, Supplier shall at all times be responsible for any and all loss or damage resulting from Supplier’s fault or negligence or failure to comply with the terms of this Agreement with respect to the handling, packaging, transportation and delivery of the Products.

4.2.3	Packaging and Shipping

Except as expressly provided otherwise herein, all Products, Spare Parts and/or Technical Publications shall be prepared (cleaned, preserved, etc.) and packed for shipment in a manner acceptable to *** and/or ***’s Logistics Provider, so as to (i) comply with carrier regulation and (ii) prevent damage or deterioration during handling, shipment and storage at destination.

Supplier shall pack and ship the Products in accordance with the terms of this Section 4.2.3 and the instructions, procedures and requirements set forth in the Shipping Policy, and shall be solely responsible for the issuance of all necessary documents related to packing and shipping.

***

***’s shipping policy may be revised by *** at any time and without any prior notice to Supplier, and such revised version will be posted at: *** and shall be deemed incorporated into Exhibit D of this Agreement.

It is Supplier’s sole responsibility to access the Shipping Policy at the aforementioned URL address periodically to verify the revision status of Exhibit D and implement any such revision. Furthermore, Supplier agrees to comply with any and all changes to the Shipping Policy required or imposed by any applicable law or regulation. Any revision implemented as described herein shall be deemed automatically incorporated to Exhibit G as an amendment to this Agreement.

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Failure to access these requirements through the internet does not relieve Supplier from its obligation to comply with and deliver Products that meet all contractual requirements.

***

Supplier shall be responsible for the payment or reimbursement to ***, as the case may be, of any and all costs, expenses and administrative sanctions arising out of or in any way connected with Supplier’s non-compliance with any of the provisions contained in this Section 4.2 and/or in the Shipping Policy, including taxes, fees, duties, imposts, levies, excises, surcharges or import/export charges claimed against *** by the *** customs or other competent authorities due to the such Supplier’s non-compliance.

4.3	Acceptance and Rejection

***’s acceptance of all Products, Spare Parts and/or Technical Publications shall be subject to Supplier’s compliance with the terms and conditions set forth in this Agreement, specially those contained in the Purchase Orders, in the Shipping Policy and in the Quality Requirements. No test, inspection, certificate or report of any kind, carried out by Supplier, including those at which a representative of *** was present, shall constitute a final inspection or acceptance of the Products and/or Spare Parts and/or Technical Publications under this Agreement, unless otherwise either specifically agreed upon in writing by ***.

***

4.4	Return

***

PART 5 – TECHNICAL REQUIREMENTS

5.1	Technical Specifications

Products are based on Technical Specifications, which may be standard of the market or issued by Supplier or by ***, as set forth in Exhibit A.

Supplier agrees to disclose its Technical Specification to *** or to Customer if such information is necessary to resolve an AOG, a Critical Order or a system technical study or improvement of the Product. The disclosure mentioned will be made under the conditions of Section 9.3.

***

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5.2	Interchangeability

Supplier agrees to maintain its Products competitive in the marketplace and to use the most appropriate techniques and technologies available in the industry.

Supplier shall ensure that any improvement or upgrade of the Products is fully interchangeable (same fit, form and function) with former versions of the Products, unless otherwise previously and specifically agreed in writing by ***.

Even if an improvement or upgrade of the Product does not affect the form, fit, function and/or part number of the Product, Supplier shall submit information on such improvement or up grade to ***’s approval, within *** (***) *** before such modification, detailing the technical differences with the current Products. Supplier shall make all efforts to provide information necessary to *** analyses and approvals (including, but not limited to, qualification tests reports and audits).

5.3	Changes

***

5.3.1	Change Responsibilities

***

5.4	Obsolescence

Supplier shall manufacture and design and/or cause its Subcontractors to manufacture and design all Products in a manner to avoid Obsolescence. Supplier also undertakes to implement relevant steps so as to prevent Obsolescence, ensuring that updated Products are fully interchangeable with its previous versions, including monitoring of its supply chain.

No adjustment to Prices shall be applicable because of Supplier’s implementation of steps to avoid Obsolescence.

Supplier may not defer implementation of changes so as to avoid Obsolescence unless the priority of such change permits such delayed implementation.

PART 6 – Quality Requirements

6.1	Quality Requirements

Supplier shall comply with ***’s quality requirements (“Quality Requirements”) made available through ***. For informational purposes only, such Quality Requirements are attached hereto as Exhibit C – ***’s Quality Requirements.

***

***

***

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6.2	Source Inspection

At any time, *** may, at its sole discretion, elect to inspect Products, Spare Parts, Technical Publications and/or processes related to commercial, engineering, quality and material processing control relating to Supplier’s performance under this Agreement at source, including all Product packing and accompanying documentation at the delivery point, by providing Supplier with a prior written notice at least *** (***) *** before the date of the intended inspection.

Supplier agrees that the Airworthiness Authority representatives shall be entitled to inspect and evaluate Supplier including, but not limited to, Supplier’s facilities, systems, data, equipment, personnel, testing and all work-in-process and completed work.

Supplier shall cause its Subcontractors to authorize *** and/or Airworthiness Authority to conduct such inspections on the same basis.

Supplier shall be responsible for the payment or reimbursement to ***, as the case may be, of any and all costs and expenses incurred by *** in connection with source inspections and any other actions that may be necessary, at ***’s discretion, as a result of Supplier’s recurring non-compliance with the terms of this Section 6, including costs incurred by *** with air ticket and lodging to carried out inspection arising out of Supplier’s non-compliance.

PART 7 – FURTHER OPERATIONAL PROCEDURES

7.1	Overall Performance Indicators

Supplier agrees that *** will use performance indicators to measure Supplier’s overall performance during the term of this Agreement.

For each phase of a Program, including, but not limited to, production phase Supplier agrees that *** will use different performance indicators to measure Supplier’s overall performance. Supplier agrees to supply to *** all data that the Parties mutually agree to be necessary for such indicators.

Supplier also agrees to use and to provide the required data to allow the proper application of the ***’s electronic communication media, which shall be used in connection with measuring Supplier’s performance and to exchange relevant information related to the Program. Supplier shall bear all of its costs in case any adjustment or acquisition of hardware and/or software and/or infrastructure is required.

7.1.1	On Time Delivery Performance Rate

Supplier agrees to maintain a minimum on time delivery performance rate of *** (***)during the term of this Agreement.

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7.2	Subcontracting

*** may, at any time during the performance of this Agreement, review Supplier’s make-or-buy plan and source selection for Products and/or tooling considered critical by *** because of process requirements or manufacturing complexity, and veto Subcontractors.

Supplier agrees that it shall not subcontract any other aircraft manufacturer or respective subsidiaries, branches or affiliated companies for the performance of this Agreement.

Supplier is responsible for its supply chain process, including, but not limited to its suppliers manufacturing process.

7.3	Program Surveillance

Subject to Section 6.2, Supplier hereby grants, and shall cause Subcontractors to grant, to *** and Customers the right to visit the Supplier or Subcontractors’ facilities during operating hours to review progress and performance of production, schedule, cost, quality and protection of ***’s Proprietary Information. Supplier agrees and shall cause Subcontractors to agree that any *** or Customer authorized representative shall be allowed access to all areas used for the performance of this Agreement. Such access shall be subject to the regulations of any governmental agency regarding admissibility and movement of personnel on Supplier’s or Subcontractors’ premises.

Each Party (the “Indemnifying Party”) hereby agrees to indemnify and hold the other Party and the other Party’s officers, employees and agents (collectively the “Indemnified Party”), harmless from and against all actions, claims, demands, liability, losses, costs and expenses (including the reasonable costs of defending and the actual costs of settling any action, claim or demand) for personal injury, death or property loss which may be brought or made against or suffered or incurred by the Indemnified Party, solely caused by the Indemnifying Party’s representatives while upon the Indemnified Party’s property and while carrying out their activities under the Program.

7.4	Procurement Offset Credits

With respect to work covered by this Agreement, Supplier agrees to use its best reasonable efforts to cooperate with *** in the fulfillment of any offset obligation that *** may have accepted as a condition for the sale of any Product or Aircraft.

7.5	Supplier’s Warranties

Supplier warrants that each Product and/or corrected Product shall, as applicable, (i) be free from defects in materials and workmanship; (ii) conform to the requirements of this Agreement and any applicable Purchase Order including, but not limited to, any applicable descriptions, compositions, technical specifications and drawings; and, (iii) to the extent not manufactured pursuant to detailed designs and specifications provided by ***, be free from any defects in design, production, and fit for its intended purpose and merchantable.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

7.5.1	Warranty Period and Remedies

If within *** (***) *** after delivery of any Product to *** (or within *** (***) *** of the discovery of a defect with respect to a latent defect in such items), such item fails to comply in any respect with the requirements set forth in this Agreement, *** shall provide evidence of such deviation and at ***’s discretion, Supplier shall either (i) make all necessary Corrections or (ii) authorize *** to make such Corrections (which Corrections may be performed at ***’s facilities or at any other facilities selected by ***).

(a) All Corrections made by Supplier and all Corrections performed by *** pursuant to this Section shall be at Supplier’s expense, including, cost of product and applicable freight and customs charges.

(b) The turn around time for any Product under Correction shall be of *** (***) *** WHENEVER POSSIBLE, in accordance with the rules specified in the Shipping Policy regarding non-conforming materials.

7.5.2	Corrected Products

As to any defect in material or workmanship; or failure to conform to the requirements of this Agreement or any applicable Purchase Order, Supplier’s warranty obligation for a corrected Product or replaced Product shall be for the remainder of the warranty period specified herein, plus a supplementary period of time equal to that elapsed between the notification of a defect and the delivery to *** of the corrected Product or replaced Product.

7.6	Safety Inventory

***

PART 8 – SUSPENSION, TERMINATION, EVENTS OF DEFAULT, AND REMEDIES

8.1	Suspension

*** may at any time, by written notice to Supplier (a “Stop Work Notice”), require Supplier to stop all or any part of the work called for by this Agreement. Upon receipt of a Stop Work Notice, Supplier shall promptly comply with its terms and take all reasonable steps to minimize the costs arising from the work covered by the Stop Work Notice. Within the period specified in the Stop Work Notice, *** shall either (i) cancel the Stop Work Notice or (ii) terminate this Agreement in whole or part, or (iii) cancel the work covered by the Stop Work Notice. In the event *** cancels the Stop Work Notice Supplier shall promptly resume work in accordance with the terms of this Agreement.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

8.2	Termination

8.2.1	General Terms

***

In the case of a total termination, Supplier shall immediately upon said termination stop all work in any way related to this Agreement and return to *** any and all equipment, and documentation, technical or not, including, but not limited to Proprietary Information, drawings and blueprints which are the property of ***.

Within *** (***) *** of the effective date of the Termination Notice, each Party hereto shall issue to the other a termination statement (“Termination Statement”). Any Termination Statement, whether from *** or Supplier, shall contain sufficient details, verifiable by third party audit, to support the amount being claimed. Supplier’s Subcontractors shall not submit termination claims directly to ***.

8.2.2	Payments

The Termination Statement shall set forth all amounts owed by *** to Supplier and all amounts owed by Supplier to *** as of the date of said termination, as follows:

– Credited to ***

(i)	all amounts paid in advance, down payments, partial and final balance payments;

(ii)	the value of all *** property, if any, entrusted to the Supplier and which the Supplier cannot return to ***;

(iii)	other outstanding amounts owed by Supplier; and

– Credited to the Supplier

(i)	the amount *** owes to Supplier for conforming Products received by *** and for completed Products not yet delivered to *** which are the subject of Purchase Orders,

(ii)	the amount for Products not completed (provided these unfinished Products cannot be diverted to Supplier’s other customers) and raw materials for which Supplier has no other use, which are the subject of Purchase Orders.

(iii)	***

The respective amounts are due within *** (***) days, from the date of said Termination Statement. Each Party shall promptly provide payment instructions to the other. Prior to any payment by *** in accordance with this Section, Supplier shall deliver to *** all Products completed yet undelivered which are the subject of Purchase Orders, Products not completed (provided these unfinished Products cannot be diverted to Supplier’s other customers) and raw materials for which Supplier has no other use.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

8.2.3	Limitation of Liability

SUPPLIER AGREES THAT *** SHALL NOT BE LIABLE FOR ANY LOSS, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES OF ANY TYPE, RESULTING FROM ANY TERMINATION OF THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 8.2. SUPPLIER AGREES TO INDEMNIFY AND HOLD HARMLESS *** FROM AND AGAINST (I) ANY AND ALL CLAIMS, SUITS AND PROCEEDINGS BROUGHT AGAINST *** AND/OR SUPPLIER BY ANY SUBCONTRACTORS OR OTHER PERSON WHICH FURNISHES ANY GOODS TO SUPPLIER IN ANY WAY CONNECTED WITH THE TERMINATION OF THIS AGREEMENT, (II) ANY AND ALL COSTS, EXPENSES, LOSSES AND DAMAGES INCURRED OR SUFFERED BY *** IN CONNECTION WITH ANY CLAIMS, SUITS AND PROCEEDINGS BROUGHT AGAINST *** AND/OR SUPPLIER BY ANY SUBCONTRACTORS OR OTHER PERSON WHICH FURNISHES ANY GOODS TO SUPPLIER.

SUPPLIER’S REMEDIES FOR TERMINATION UNDER THIS CLAUSE SHALL BE CONSIDERED EXCLUSIVE.

8.3	Events of Default

Supplier agrees that the occurrence of any one or more of the following events shall constitute an event of default (each an “Event of Default”):

(i)	Supplier fails to perform or comply with any term, condition, representation, warranty or obligation set forth in this Agreement including any Exhibit hereto; or

(ii)	*** forms a reasonable belief that Supplier may not be able to comply effectively with any term, condition, representation, warranty or obligation set forth in this Agreement including any Exhibit hereto.

8.4	Remedies

If any Event of Default occurs, in addition to any other remedies available hereunder, *** shall have the right to terminate this Agreement and recover from Supplier, determined in the sole discretion of ***, all costs associated with acquiring a substitute for each Product affected by the Event of Default in excess of the agreed upon price for each Product affected by the Event of Default. In addition, upon ***’s written request, Supplier, at Supplier’s expense, shall provide *** with (i) tooling (if any), (ii) local transportation devices (if any), (iii) raw materials, parts, work in process, incomplete or completed assemblies, (iv) all other Products or parts thereof in possession of or under the effective control of Supplier or any of its Subcontractors, and/or (iv) a detailed list of all of such items, including the location thereof all in accordance with the terms of ***’s request.

8.5	Right to Set-Off

Notwithstanding the foregoing and without prejudice to other rights and remedies, *** will have the right, at its option, to set off any amounts due by *** to Supplier against any amounts due by Supplier to ***, including but not limited to damages recoverable by ***.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

8.6	Additional Damages

In addition to any indemnity or compensation provided in this Agreement or its Exhibits, *** is entitled, at its sole discretion, to apply one or more of the damages provided herein in relation to each and every Supplier’s non-compliance with under this Agreement or its Exhibits or approved Purchase Orders, as set forth in this Article 8.6

8.6.1	Delay in Delivery of Products

(i)	Supplier is granted a grace period of *** (***) ***. Supplier agrees that timely delivery of Products is the essence of this Agreement.

(ii)	In the event the delivery of a Product is delayed, on or after the date that allows the then current price to be adjusted in accordance with Section 3.2 (Price Adjustment), such adjustment shall not apply.

(iii)	Should a delivery be delayed, and such delay not be cured in *** (***) *** from the original delivery date, without any prejudice to ***’s right to terminate this Agreement or any other remedies *** may have hereunder or at law or in equity, Supplier agrees that *** shall be entitled to a payment from Supplier of an amount equal to *** (***) ***, per *** of delay until the effective delivery of such delayed Products to ***. The aforementioned compensation shall be calculated from the expiration of the above mentioned *** (***) *** cure period, *** (***) ***.

(iv)	Without prejudice to other rights, in case: (i) delivery is delayed by more than *** (***) ***, or (ii) of Supplier’s non-compliance with any of its obligations under this Agreement, *** will have the right to receive reimbursement for all costs incurred by *** with regard to the procurement of similar products and related services from sources other than Supplier, including costs arising out of or in connection with the procurement and maintenance of dual or multiple sources for such products and related services including, but not limited to, integration and certification of the similar product on the Aircraft, as well as product price difference and airfreight when applicable. Acceptance of the costs does not disengage Supplier to pay the corresponding partially liquidated damages for the delay stated hereto.

(v)	Notwithstanding the above or a Purchase Order cancellation, *** will also have the right to cancel totally or partially the Purchase Orders for all delayed Products, at ***’s sole discretion and with no liability whatsoever to be claimed against ***.

8.6.2	Supplier’s Non-Compliance

If an Event of Default occurs which arises from or is related to Supplier’s non-compliance with any term of (i) Exhibit B – ***’s Shipping Policy or (ii) Section 6 of this Agreement (including ***’s Quality Requirements, as applicable), even if verified after ***’s acceptance of the Product, in addition to the other remedies provided to *** pursuant to this Agreement, *** shall be entitled to liquidated damages as provided for below.

Such liquidated damages are not a penalty but are reasonable in light of the anticipated or actual harm caused by the relevant Event of Default, the difficulties of proof of loss and the inconvenience or non-feasibility of otherwise obtaining an adequate remedy. Such payments by Supplier are to be made without prejudice to Supplier’s obligation hereunder or at law to cure such non-compliance.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

8.6.2.1 If the Product non-compliance is detected by *** at its stock or by Supplier after delivery to ***, but before such Product enters ***’s assembly line, Supplier shall pay to *** as liquidated damages the amount of *** (***) *** non-compliance.

8.6.2.2 If the Product non-compliance is detected by *** at its assembly line or production flight test phase, Supplier shall pay to *** *** the relevant amount of liquidated damages as described in Section 8.6.2.1 above per Product non-compliance.

8.6.2.3 If the Product non-compliance is detected by ***’s Customer, Supplier shall pay to *** *** the amount of the relevant liquidated damages described in Section 8.6.2.1 per Product non-compliance.

8.6.3	General Contractual Non-Compliance

In the event of Supplier’s material non-compliance with any term of (i) Section 6 of this Agreement (including ***’s Quality Requirements, as applicable), for which partially liquidated damages are not otherwise applicable, Supplier shall pay to ***, as partially liquidated damages and not as a penalty, an amount equivalent to *** (***) ***, ***, until the relevant non-compliance is effectively cured up to *** of the Product value

8.6.4	General Procedures

The payment of the partially liquidated damages and compensations referred to in this Section 8.6 shall be made by Supplier to *** within *** (***) *** after receipt of ***’s written notice for such amounts.

PART 9 – Miscellaneous

9.1	Excusable Delay

Each Party shall be excused for failures and delays in performance caused by war, terrorist acts, riots or insurrections in such Party’s country, any laws, proclamations, ordinances, or regulations of the government of such Party’s country or of any political subdivision of such country, floods, fires, explosions or other catastrophes beyond the reasonable control of and without the fault of such Party.

Notwithstanding the above, *** expects Supplier to and Supplier hereby commits to continue production, recover lost time and support all delivery schedules established under this Agreement or any Purchase Order.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.2	Supplier Representations

Supplier represents that it is fully competent and maintains adequate resources to perform all the work required for providing the Products in accordance with the terms of this Agreement. *** and Customers are entitled to rely upon Supplier as an expert. Supplier hereby further represents that all requirements of the Airworthiness Authorities, in regard to the Products have been or shall timely be complied with by Supplier. Such representations in this Section shall survive *** (***) *** following the termination of this Agreement.

9.3	Proprietary Information

The Parties hereto agree to keep confidential and not to disclose to any third party any Proprietary Information received from the other Party in connection with the Program. Each Party further agrees to use Proprietary Information only for the proper purposes necessary for the performance of this Agreement or any Purchase Order, excluding, however:

(a)	information which at the time of disclosure by the disclosing Party is available to the public, or which after such disclosure becomes available to the public by publication by the disclosing Party;

(b)	information which is demonstrated to have been in the possession of the receiving Party prior to the time of disclosure by the disclosing Party;

(c)	information received by the receiving Party from a third party, unless such information is obtained in violation of non-disclosure obligations with such third party;

(d)	information which the receiving Party developed independently, without any reference to the Proprietary Information disclosed to it by the disclosing Party; or

(e)	(information whose disclosure is mandated by law or regulation, or by an order from a court of law or governmental agency.

If disclosure is required pursuant to Section 9.3(e) the Party required to disclose the other Party’s Proprietary Information per such provision shall provide prior notice of such impending disclosure to the other Party and the former Party shall use reasonable efforts at its own cost and expense to limit such disclosure and to maintain the confidentiality of such Proprietary Information to the extent permitted by law.

Notwithstanding the above, Supplier hereby grants *** the right to use and disclose Supplier’s Proprietary Information for the purpose of testing, certifying or selling the Aircraft, assisting any Customer with respect to any Product or any Aircraft in which a Product is installed, provided however that any such disclosure by *** shall, whenever appropriate, include a restrictive legend suitable to the particular circumstances. *** hereby authorizes Supplier to disclose Proprietary Information to Subcontractors as required for the performance of this Agreement or any Purchase Order, provided that each Subcontractor first assumes in writing the same obligations imposed on Supplier under this Agreement relating to such Proprietary Information.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

All written documents and all other tangible media excluding the Products themselves, containing or conveying Proprietary Information and transferred in connection with this Agreement or any Purchase Order, together with any copies thereof, are and shall at all times remain the property of the disclosing Party and further, except to the extent that said documents or other media is needed by ***

Neither the existence of this Agreement nor the disclosure of Proprietary Information or any other information hereunder shall be construed as granting expressly and/or by implication, estoppels or otherwise, any license under any invention or patent now or hereafter owned or controlled by the disclosing Party, except as specifically set forth herein.

The obligations of each Party with respect to Proprietary Information disclosed hereunder prior to the performance in full, termination or cancellation of this Agreement shall not, except as expressly set forth herein, be affected by such performance in full, termination or cancellation.

9.4	***’s Right in Supplier’s Patents, Copyrights and Trade Secrets

a) Supplier hereby grants *** an irrevocable, non-exclusive, free, paid-up license to practice and/or use, and license others to practice and/or use on ***’s behalf, all Supplier’s patents, copyrights, trade secrets (including, without limitation, designs, processes, drawings, technical data and tooling), and tooling related to the development, production, maintenance or repair of the Products.

b) *** hereafter retains all, but hereby covenants not to exercise, its rights to practice and/or use the license described above except in connection with the making, using and selling of Products or products of the same kind, and then only if one of the following events shall have occurred:

1) Any Event of Default;

2) Training, according to the terms of the Product Support Agreement; or

3) It becomes necessary, in order for Supplier to comply with the terms of this Agreement, for *** to provide support to Supplier (in the form of design, manufacturing or on-site personnel assistance) substantially in excess of that which *** normally provides to its Suppliers.

*** production requirements for Products and products of the same kind; or (ii) if at any time Supplier becomes unable to produce sufficient quantities of Products to meet the delivery requirements of Purchase Orders placed by ***.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.5	Intellectual Property

The Parties agree that the intellectual property on the engineering designs of the Piece Parts of Products, software and service solutions customized or developed exclusively for the Program shall belong to Supplier, provided that Supplier shall only use said intellectual property for the purposes of the Program. Supplier hereby grants *** an irrevocable, non-exclusive, free, paid-up license to practice and/or use, and license others to practice and/or use on ***’s behalf, all said Supplier’s intellectual property.

The Parties also agree that the intellectual property on the engineering designs of the Piece Parts of Products, software and service solutions developed within the scope of the Program and ***, shall belong solely to ***.

The Parties agree that the intellectual property on the engineering designs of the Piece Parts of Products, software and service solutions developed exclusively for the Program shall belong to ***, ***. The description of the Piece Parts subject to such ownership shall be agreed between the Parties by the definition of the Products’ Technical Specification.

9.5.1	Intellectual Property Infringement Indemnification

Supplier hereby indemnifies, and shall defend and hold harmless *** and all of ***’s subsidiaries and all officers, agents and employees of *** and any Customer from and against all claims, suits, actions, awards, judgments, settlements (including, but not limited to, awards based on intentional infringement of patents or copyrights known to Supplier), liabilities, damages, costs and attorney’s fees related to the actual or alleged infringement of any intellectual property rights as defined by ***, United States or other nation’s intellectual property laws arising out of the manufacture, sale or use of Products, technical publications or services by either Supplier, *** or any Customer.

*** and/or any Customer shall duly notify Supplier of any such claim, suit or action, and Supplier agrees to, at its own expense, fully defend such claim, suit or action on behalf of *** and all of ***’s subsidiaries and all officers, agents and employees of *** and/or any Customer, provided, however, that Supplier shall keep *** well-informed with respect to any and all actions to be taken by Supplier; *** shall have the right to interfere in such actions whenever *** believes that such action may prejudice itself; and Supplier shall not settle, compromise or discharge, or admit any liability with respect to, any such claim without the prior written consent of ***.

Notwithstanding the foregoing, Supplier shall have no obligation under this Agreement with regard to any infringement arising from: (i) Supplier’s compliance with formal specifications issued by *** where infringement could not be avoided in complying with such specifications or (ii) use or sale of Products in combination with other items when such infringement would not have occurred from the use or sale of those Products solely for the purpose for which they were designed and sold by Supplier.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.6	Insurance

Supplier hereby represents that: Supplier has and agrees to maintain comprehensive Products liability and Grounding coverage through a rated insurance company for the amount of *** per occurrence; and (ii) Supplier will cause Supplier’s main supplier in terms of Product part numbers described in the Exhibit I of this Agreement (***) will maintain comprehensive Products liability and Grounding coverage through a rated insurance company for the amount of *** per occurrence, both throughout the term of this Agreement. Supplier shall also maintain *** Insurance, covering incidents, risks and other situations, as it might be required by law or agreed upon between the Parties.

The insurance policies shall in all cases be in form and amounts above mentioned, and issued by insurance companies of reasonably known capacity reasonably known capacity, satisfactory to ***, which will not unreasonably refuse its approval. In the event ***’s insurance company requires an increase in such amounts, Supplier and *** will mutually agree on the amount in good faith.

*** may request, at any time during this Agreement, copies of the above mentioned policies and/or material evidence that the insurance coverage’s are in full force end effect.

9.7	Indemnification

Supplier hereby agrees to indemnify and hold harmless *** and ***’s officers, directors, employees and agents (collectively “*** Indemnitee”) from and against all liabilities, damages, losses and judgments, including costs and expenses incident thereto, which may be suffered by, accrued against, be charged to, or be recoverable from ***, its officers and/or employees, by reason of injury to or death of any person or persons, or by reason of loss of or damage to property, including any Aircraft, arising out of, or in any way connected with the Products and/or their use.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL *** INDEMNITEE BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, MULTIPLE OR PUNITIVE DAMAGES, LOST PROFITS, OR OPPORTUNITY COSTS SUFFERED BY SUPPLIER DIRECTLY OR INDIRECTLY IN CONNECTION WITH THIS AGREEMENT OR FOR ANY LIABILITY TO THIRD PARTIES INCURRED BY SUPPLIER, WHETHER SUCH CLAIM IS BASED UPON BREACH OF CONTRACT, WARRANTY, OR NEGLIGENCE, AND WHETHER GROUNDED IN TORT, CONTRACT, CIVIL LAW, OR ANY OTHER THEORY OF LIABILITY, INCLUDING STRICT LIABILITY, AND UNDER NO CIRCUMSTANCES SHALL SUPPLIER BE ENTITLED TO ASSERT A CLAIM AGAINST *** INDEMNITEE FOR INDEMNIFICATION OR DAMAGES BASED THEREON.

9.8	Publicity

No information relating to the subject matter of this Agreement including, without limitation, news releases, photographs, films, advertisements, public announcements and denials or confirmations of such public announcements, shall be disclosed or otherwise made available by Supplier to any third party without ***’s prior written consent. Supplier agrees to reasonably assist in advertising campaigns and promotion for the Aircraft as directed by ***. Without prejudice to the terms of this section 9.8, *** agrees that Supplier can announce the execution of this Agreement.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.9	Customer Contact

*** is the only responsible for all contact with Customers regarding the Program and the Aircraft, as well as any other *** model aircraft programs. Supplier shall not make any contact with actual or potential Customers on the subject of the Program or without ***’s prior written consent; and Supplier shall respond to any inquiry from actual or potential Customers regarding the Program and the Aircraft by requesting that the inquiry be directed to ***. Supplier shall, concurrently with such response, advise *** of such inquiry.

9.10	Taxes and Duties

Each Party will be responsible for all taxes, fees, levies, imposts, penalties, excises, surcharges and import and export charges and other duties imposed by any governmental authority or subdivision thereof which may be assessed against or incurred by such Party as a result of its performance under this Agreement; provided, however, that Supplier agrees to pay and be responsible for, and to hold *** harmless, on an after-tax basis, from:

(i)     All taxes, fees and duties associated with the manufacture of Products and passage of title and delivery of said Products to ***, except that Supplier shall not be responsible for any customs duties, tariffs or sales or use taxes assessed in *** in regard to any Product for which *** has accepted title other than those duties which may be assessed pursuant to the item (ii) below; and

(ii)     All taxes, fees and duties on any property furnished by *** to Supplier including but not limited to data, information, materials, parts or tools, and Supplier agrees to, when required by the property owner in a timely manner, declare, file, register and/or pay all such taxes on behalf of *** and keep *** informed of all such activities and provide supporting documentation as requested.

(iii)     In any case in which a penalty, tax, fee, duty, impost, levy, excise, surcharge or import / export charge is charged or claimed against *** by the *** customs or other competent authorities due to the non-compliance by Supplier with ***’s Shipping Policy, Supplier shall reimburse *** the corresponding values so charged or claimed against ***.

9.10.1	Labor Taxes

Each Party shall be responsible for all tax reports and tax payments and for the payment of social welfare contributions and compliance with all social welfare or other applicable regulations required to be made or discharged by employers under the laws of the other Party’s central or local government, where applicable, with respect to its employees stationed at the other Party’s locations.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.11	Survival

Without limiting any other survival provision contained herein and notwithstanding any other provision of this Agreement to the contrary, the representations, covenants, agreements and obligations of the Parties set forth in this Agreement, shall survive any cancellation, termination, expiration and/or any assignment of this Agreement, or of any payment and performance of any or all of the other obligations of the Parties hereunder, including those obligations contained in the following provisions: (i) Applicable Law, (ii) Assignment, (iii) Compliance with Laws, (iv) Dispute Resolution, (v) Export Control Compliance, (vi) Independent Contractor’s, (vii) Indemnification, (viii) Intellectual Property, (ix) Intellectual Property Infringement Indemnification, (x) Insurance, (xi) Nonwaiver, (xii) Proprietary Information, (xiii) Remedies, (xiv) Remedies Not Exclusive, (xv) Severability, (xvi) Supplier Representations, (xvii) Restrictions, (xiii) Surplus Products, (xix) Survival of Warranties, (xx) Survival and (xxi) Obsolescence.

9.12	Amendment

This Agreement may only be altered, amended or supplemented by a written instrument executed by the Parties, except where otherwise provided herein.

9.13	Assignment

Neither Party shall assign any of its rights hereunder, including, without limitation, rights to monies due or to become due hereunder, or delegate any of its duties hereunder without the prior written consent of the other.

9.14	Compliance With Laws

Each Party shall be responsible for complying with all laws, including, but not limited to, any statute, rule, regulation, judgment, decree, order or permit applicable to its performance under this Agreement and agrees to indemnify and to hold harmless the other Party from any failure by the former to comply with any provisions of such laws. Each Party further agrees (i) to notify the other of any obligation under this Agreement which is or may become prohibited under applicable law, at the earliest opportunity but in all events, where applicable, sufficiently in advance of the former’s performance of such obligation so as to enable the other to identify alternative methods of performance that will comply with applicable law, (ii) to notify the other at the earliest possible opportunity if the former’s performance of any aspect of its obligations under the Agreement will subject the other to liability under applicable laws, and (iii) to notify the other at the earliest possible opportunity of any aspect of the former’s performance which becomes or which the former reasonably believes will become subject to additional regulation after the date of execution of this Agreement.

9.15	Headings

Headings used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.16	Severability

If any provision in this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

9.17	Export Control

9.17.1 Supplier represents and warrants that it will comply with all applicable laws related to the export, re-export and transfer of the Product and its associated software and technology under this Agreement. Without limiting the generality of the foregoing, Supplier further represents and warrants that:

    a)        it shall ensure that any Product and its associated software and technology that is subject to the jurisdiction of the United States Export Administration Regulations (“EAR”), the International Traffic In Arms Regulations (“ITAR”), or other applicable export control or economic sanctions laws, is not (i) exported, transferred or released from the United States or by United States persons or (ii) exported, re-exported, transferred or released from countries other than the United States, without first complying with all requirements of the EAR, ITAR, or other applicable export control or economic sanctions laws including the requirement for obtaining an export license, if applicable;

    b)        it will timely inform *** in writing and in good faith of the existence and nature of any restriction that the government of Supplier’s country and/or the government of the United States imposes or may impose on the export, re-export, transfer or release of the Product and its associated software and technology.

9.17.2 Upon execution of this Agreement, and at anytime upon ***’s request, Supplier shall deliver the Product export control classification sheet attached hereto as Exhibit D, completed and signed by a duly authorized officer of Supplier. Supplier shall also submit the Product export control classification sheet to *** immediately following any changes to the information previously provided.

9.17.3 If an export license is required for the export, re-export, transfer, or release of any Product and associated software and technology supplied under this Agreement, Supplier shall timely obtain such license and shall provide *** with copies of the license, license application, and related export control documentation (transmittal letter, etc). Denial of a license will only be construed as excusable delay under this Agreement if the license is denied for reasons not attributable to Supplier and after Supplier has demonstrated to ***’s satisfaction that (a) Supplier filed with the proper governmental authorities the license application and documents in support of the license application pursuant to the applicable laws and regulations, including a comprehensive and complete letter to the relevant governmental agency explaining the details of the export, re-export, transfer, or release and (b) Supplier used its best efforts to obtain approval of the license application. *** may, in its sole discretion, request a legal opinion from Supplier’s counsel, acceptable to *** and at Supplier’s expense, confirming that Supplier has complied with the above. Denials of licenses in all other circumstances will not be construed as excusable delay.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.17.4 Supplier shall immediately notify *** if Supplier is, or becomes, listed on any U.S. or other government list of restricted or prohibited persons, or if Supplier’s export privileges are otherwise denied, suspended or revoked in whole or in part by any government entity or agency.

9.18	Nonwaiver

No failure on the part of either Party in exercising any right or remedy hereunder, or as provided by law or in equity, shall impair, prejudice or constitute a waiver of any such right or remedy, or shall be construed as a waiver of any event of default or as acquiescence therein. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No acceptance of partial payment or performance of any of Supplier’s or ***’s obligations hereunder shall constitute a waiver of any event of default or a waiver or release of payment or performance in full by Supplier or *** of any such obligation.

9.19	Applicable Law

This Agreement shall be subject to and governed by the laws of the United States and the State of New York, excluding their choice-of-law principles (other than section 5-1401 and 5-1402 of the New York General Obligations Law). The United Nations Convention on Contracts for the International Sale of Goods, 1980, and any successor thereto, will not apply. Any suit must be brought to the arbitration panel mentioned in Section 8.20, and the Parties irrevocably consent to personal and exclusive jurisdiction and forum of, and agree to be bound by any arbitration award rendered by these arbitrators.

9.20	Dispute Resolution

*** and Supplier hereby agree to attempt to resolve through negotiation any and all disputes between *** and Supplier, arising out of or in connection with this Agreement or its performance, including, but not limited to, any questions regarding the existence, validity or termination hereof. At any time, however, if a Party decides not to pursue negotiations any longer, said dispute shall be finally settled by binding arbitration. If arbitration is so initiated, it will be conducted in the English language, will take place in New York, USA and will be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce of Paris, as they may be modified by this Section (the “Rules”), by three arbitrators appointed in accordance with said Rules. Arbitrators must have experience in deciding complex commercial cases, and should preferably have aircraft industry background.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.21	Remedies not Exclusive

The rights and remedies set forth in this Agreement are not exclusive, except in case the remedy is indicated herein as exclusive, and nothing contained in this Agreement shall be deemed to diminish or eliminate any right or remedy which *** may have at law or in equity.

9.22	Independent Contractors

The relationship between *** and Supplier shall be that of independent contractors and not of an agent for or partner of the other for any purpose whatsoever. Neither Party shall represent itself as the agent or legal partner of the other Party or do any act or thing which might result in other persons believing that it has authority to contract or in any other way to enter in commitments on behalf of the other.

9.23	Changes to Supplier Ownership or Affiliation

If at any time Supplier becomes owned or controlled by or merges with any person or entity which competes with *** aircraft or enters into a substantial risk sharing arrangement which risk sharing arrangement is involved in a undertaking which competes with *** aircraft, Supplier shall notify *** in advance, and *** may terminate this Agreement by providing written notice to Supplier. Further, in the event that transfer of de facto control, or of a material part, of Supplier’s business to a third party is contemplated, Supplier shall give timely notice to ***, but no less than within *** (***) *** prior to any such transfer or, in the event Supplier does not have knowledge of such transfer prior to its occurrence, Supplier agrees to give notice to *** within *** (***) *** after said occurrence. Upon such notification, *** may, at its sole discretion, renegotiate with Supplier mutually acceptable terms to continue this Agreement or terminate this Agreement without any liability to ***, other than the payment by each party of the amounts specified in Section 8.2 of this Agreement.

9.24	Notices, Requests and Language

All notices and requests in connection with this Agreement shall be given in English and in writing and may be given by airmail, facsimile or any other customary means of communication to the contract administrators of the Program that each Party shall indicate to the other at the appropriate time.

The effective date of any notice or request given in connection with this Agreement shall be two (2) days after the receipt by the addressee.

The language of this Agreement and all other documents in any way relating to this Agreement is the English language. In the event this Agreement or any other document in any way relating to this Agreement is translated into another language or is issued in more than one language, the version which shall prevail for all purposes whatsoever is the version written in the English language.

CONFIDENTIAL

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS DOCUMENT WHICH ARE MARKED AS FOLLOWS: [*], AND THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC.

9.25	Term of Agreement

Unless earlier terminated in accordance with the provisions of this Agreement, or renewed by written agreement of the Parties prior to the expiration this Agreement shall be valid and effective between the Parties until December 31st, 2012, and at ***’s discretion may be renewed for additional periods of *** (***) ***. *** shall formalize to Supplier, at least *** *** prior to the end of the Agreement, intention to extend such Agreement for an additional *** *** period.

9.26	Entire Agreement

This Agreement, including all attachments hereto, constitutes the final, complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Agreement do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not relation to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, and to be effective as of the day and year first above written.

***	Summit Aviation Supply

*** —————————————— Name: *** Title: ***	/s/ Andrew Levi —————————————— Name: Andrew Levi Title: President

*** —————————————— Name: *** Title: ***	/s/ Paul Cooperman —————————————— Name: Paul Cooperman Title: Manager

WITNESSES

*** —————————————— Name: *** ID: ***	—————————————— Name: ID: